QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

        We hereby consent to the use in this Registration Statement on Form S-4 Amendment No. 1 of Liquid Audio, Inc. of our report dated February 1, 2002 relating to the financial statements of Liquid Audio, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
September 4, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANT